UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Health Systems Solutions, Inc.
(Name of Registrant As Specified in Charter)

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Health Systems Solutions, Inc.
405 North Reo Street, Suite 300
Tampa, Florida 33609

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of Health Systems Solutions, Inc., a Nevada corporation (the “Company”), in lieu of a special meeting in connection with the following proposals (the “Proposals”):

1.	To elect five members to the Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To approve our current compensation policy with respect to members of the Board of Directors, as amended.

This Information Statement is being sent in lieu of a special meeting. Our company has adopted the Proposals by the written consent of stockholders holding a majority of our voting power.

The Company’s Board of Directors approved and recommended, pursuant to a written consent dated as of June 1, 2006, that the Proposals be accepted. Our stockholders holding a majority of the voting power of the Company approved the Proposals pursuant to a written consent dated as of June 1, 2006. If the Proposals were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) and Article 2, Section 9 of our Bylaws, which provide that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of our voting power.

As of June 1, 2006, Stanford International Bank Ltd. (“Stanford”) beneficially owns 4,717,839 shares of common stock and 1,725,000 shares of our Series C Preferred Stock, representing approximately 82% of the voting power of the Company. Stanford gave its written consent to the Proposals described in this Information Statement on June 1, 2006. In addition, B. M. Milvain, owner of 106,941 shares of our common stock, gave his written consent to the Proposals. The affirmative consent of Stanford and B. M. Milvain represents approval of the Proposals by the holders of an aggregate of approximately 84% of our voting power. It is proposed that this Information Statement will be first sent to the stockholders on or about November 28, 2006. Copies of this Information Statement will be mailed to the holders of record on November 22, 2006 (the “Record Date”).

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements it may have under the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters’ rights under the NRS are afforded to our stockholders as a result of the adoption of the Proposals.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 6,270,907 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. On June 1, 2006, Stanford and B. M. Milvain voted an aggregate 4,824,780 shares of common stock in favor of the Proposals. In addition, as of the Record Date, there were 1,725,000 shares of Series C Preferred Stock outstanding. Each share of Series C Preferred Stock entitles the holder thereof to one-half vote per share on all matters submitted to stockholders. In addition, each share of Series C Preferred Stock converts into one-half share of our common stock. All of the currently outstanding shares of Series C Preferred Stock are currently held by Stanford, and have been voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date, with respect to (1) each person known by the Company to be the beneficial owner of more than 5% of our common stock; (2) each director and executive officer of our company; and (3) all directors and executive officers as a group. Unless otherwise indicated, the business address of each person listed is 405 North Reo Street, Suite 300, Tampa, Florida 33609.

Name	Shares Beneficially Owned	Percent of Shares Beneficially Owned

Stanford International Bank Ltd. (1)	7,465,339(2)	84.4%
B.M. Milvain	153,816(3)	1.7%
Steven Katz	1,875(4)	*
Batsheva Schreiber	1,875(4)	*
Wayne LeRoux
Randall J. Frapart
Susan Baxter Gibson	18,750(5)	*
All executive officers and directors as a group (4 persons)	138,816	2.0%

* Less than 1%
____________
(1)	Beneficial stockholder is R. Allen Stanford. Business address is 5050 Westheimer Road, Houston, Texas 77056.
(2)
Includes 862,500 shares of common stock issuable upon conversion of Series C preferred stock. Also includes up to an aggregate of 1,450,000 shares of common stock underlying shares of Series C preferred stock and 435,000 shares of common stock underlying warrants, which Stanford has an option to buy at any time until November 8, 2007, at a price of $2.00 per share of preferred stock under the terms of a Stock Purchase Agreement with our company dated November 8, 2005.

(3)
Includes 75,000 shares of common stock subject to a restricted stock agreement and 37,500 and 9,375 shares of common stock underlying options currently exercisable at $2.00 and $.33 per share, respectively.

(4)	Includes 1,250 and 625 shares of common stock underlying options currently exercisable at $3.90 and $0.33, respectively.
(5)	Includes 15,000 and 3,750 shares of common stock underlying options currently exercisable at $2.00 and $0.33, respectively.

Proposals 1

ELECTION OF DIRECTORS

Nominees and Directors

Article V of our Articles of Incorporation, as amended, permits us to fix the number of directors at not less than one or more than nine members. Five directors have been elected by the written consent of the stockholders holding a majority of the voting power of the Company. The nominees for directors will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. B. M. Milvain, Steven Katz and Batsheva Schreiber currently serve as directors.

All nominees have consented to being named herein and have indicated their intention to serve as directors, if elected. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, vacancies on the Board may be filled by the remaining director or directors, even though less than quorum, for the unexpired term of such vacant position.

The following persons have been nominated for election to the Board of Directors:

Name	Age	Position

B. M. Milvain	70	President and Director
Steven Katz	58	Director
Batsheva Schreiber	59	Director
Wayne LeRoux	64	Director
Randall J. Frapart	47	Director

B. M. Milvain is our President. Mr. Milvain has been a senior officer of HQS, PAL and its predecessor company, Provider Solutions Corp. since 1993. From August 1988 until November 1992, Mr. Milvain was Chief Operating Officer of LPA, Inc., a subsidiary of NYNEX Corporation, and a supplier of on-line transaction processing software for electronic payment services. From March 1988 until September 1997, Mr. Milvain was also a consultant to the Chairman of the Board of BancTec, Inc., a global provider of solutions for automation capture, processing and archiving of paper and electronic forms. From 1985 to 1988, he was Vice President of Marketing at Systeme Corporation, an innovator and developer of wide area network and PC technology for branch automation products for retail banking applications. From 1982 to 1984, Mr. Milvain was President of George K. Baum Leasing, Inc. From 1972 to 1982, he was co-founder of Unimark, Inc., a computer leasing and used computer dealer. Prior positions were with Marsh & McLennan Companies (1969 to 1972), Waddell & Reed (1966 to 1969) and IBM (1960 to 1966). Mr. Milvain graduated with a Bachelors of Business Administration degree from the University of Oklahoma in 1960.

Steven Katz is President of Steven Katz & Associates, Inc., a health care and technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing. Mr. Katz has been President of Steven Katz & Associates, Inc. since 1982. From January 2000 to October 2001, Mr. Katz was also President and Chief Operating Officer of Senesco Technologies, Inc., an American Stock Exchange company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to 1984, he was co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1981, he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelors of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Boards of Directors of Biophan Technologies, Inc. and USA Technologies, Inc. as well as several private companies.

Batsheva Schreiber is President and CEO of CareManagers, Inc., a health care advocacy and consulting company focusing on supporting individuals and their families in all aspects of services during changes in health status. Ms. Schreiber has been President and CEO of CareManagers, Inc. since 1998. From 1996 to 1997, Ms. Schreiber was Director of Operations at Master Care, a case management company that focused on efficiency and quality care in the workers compensation and group health areas. From 1994 to 1996, Ms. Schreiber was a co-founder and principal of Revival Home Health Care, a certified home care company serving the Metropolitan New York City area. Other home care experience includes senior positions at Olstein KQC (1992 to 1994) and Nursefinders (1988 to 1992). From 1970 to 1988, Ms. Schreiber established and developed various medical programs and services at Ohel Children’s Home & Family Services in New York City. Prior experience includes medical/ surgical nursing and in-patient psychiatry (1966 to 1970) at Maimonides Medical Center in New York. Ms. Schreiber is a Registered Nurse in New York and New Jersey and has her BSN from the University of the State of New York. She is active in various community programs and is a member of the Board of Directors of United Way.

Wayne LeRoux was most recently Executive Vice President for Chase Paymentech Solutions, LLC, an electronic payments front-end processing system that processed over 13 billion transactions in 2005. While there from March 1998 through April 2006, Mr. LeRoux’s primary responsibility was as General Manager for Chase Paymentech’s proprietary front-end network. Prior to that, beginning in October 1992, Mr. LeRoux was retired. From October 1987 through October 1992, Mr. LeRoux was President and Chairman of TransNet, another payment processing company that was ultimately acquired by Paymentech. From 1978 until 1992, Mr. LeRouz was President of LeRoux, Pitts and Associates, a software company specializing in electronic payments that was purchased by NYNEX in 1990. Prior to his positions with TransNet and LeRoux, Pitts and Associates, Mr. LeRoux held a variety of positions with IBM Canada. Mr. LeRoux holds a diploma of technology from British Columbia Institute of Technology in Vancouver, British Columbia.

Randall J. Frapart is currently Executive Vice President and Chief Financial Officer of Datrek Miller, Inc., a company that manufactures, designs, assembles and distributes golf bags and golf accessories for sale to on-course golf pro shops and off-course golf specialty shops, sporting goods stores, corporate premium customers, golf event sponsoring organizations, and mass merchandisers mainly in the United States and Canada. From September 2002 until December 2005, Mr. Frapart served as Senior Vice President and Chief Financial Officer of HyperFeed Technologies, Inc., a publicly traded provider of software which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years. Mr. Frapart received a B.S.B.A. in Accounting from Washington University in 1980 and an MBA in Business Management from the University of Texas in 1982.

Information Concerning the Board of Directors

During the year ended December 31, 2005, Board of Directors held four meetings. Each member of the Board participated in each action of the Board.

Independence of the Board of Directors

In May 2004, the Board reviewed its corporate governance practices and new regulations of the U.S. Securities and Exchange Commission (“SEC”) implementing the Sarbanes-Oxley Act of 2002. As part of its analysis, the Board undertook a review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and our company and our subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a director is independent for audit committee members, within the meaning of the rules of the SEC. The Board determined that Batsheva Schreiber and Steven Katz qualify as independent.

Committees of the Board of Directors

Audit Committee

The Audit Committee, which currently consists of Steven Katz and Batsheva Schreiber, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. Our Board of Directors has adopted a written Charter of the Audit Committee. Mr. Katz is considered by us to be a “financial expert.” Ms. Schreiber, a member of the Audit Committee, is deemed independent, as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee met on four occasions during the year ended December 31, 2005.

Compensation Committee

We do not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

Nominating Committee

We do not have a formal nominating committee. The Board of Directors, acting as a nominating committee, recommends candidates who will be nominated as management’s slate of directors at each annual meeting of stockholders.

In May 2004, the Board adopted a general policy setting forth qualifications of directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by stockholders. A candidate for director should meet the following criteria:

•	Must, above all, be of proven integrity with a record of substantial achievement;

•	Must have demonstrated ability and sound judgment that usually will be based on broad experience;

•	Must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings and the annual stockholders’ meeting;

•	Must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs; and

•	Must be committed to building sound, long-term growth.

Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the board of directors and the needs of the Board and our company at the time of the election. The board of directors will also consider candidates for directors nominated by stockholders.

Stockholder Recommendations for Nomination as a Director

A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2008, must notify our Secretary, in writing, no later than September 1, 2007. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required to be included in proxy solicitations. The nomination notice must also include the nominating stockholder’s name and address, the number of shares beneficially owned and a statement that such stockholder intends to nominate his candidate. A statement from the candidate must also be furnished, indicating the candidate’s desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder’s right to nominate a candidate for director at the annual meeting.

Code of Ethics

During the year ended December 31, 2003, we adopted a Code of Ethics. The code applies to our officers, directors and employees. The code provides written standards that are designed to deter wrongdoing and promote: (1) honest and ethical conduct; (2) full, fair, accurate, timely and understandable disclosure; (3) compliance with applicable laws and regulations; (4) prompt reporting of internal violations of the code; and (5) accountability for the adherence to the code.

Audit Committee Report

The SEC rules now require us to include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee’s activities regarding oversight of our financial reporting and auditing process.

The Audit Committee is comprised solely of Batsheva Schreiber and Steven Katz. The Audit Committee operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purposes of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Our independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent auditor that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2005.

Submitted by the Audit Committee of the Board of Directors:

/s/ Steven Katz
Steven Katz

/s/ Batsheva Schreider
Batsheva Schreiber

Report of the Board of Directors on Executive Compensation

The following statement made by the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

We do not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

In determining the compensation of our executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in our line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area for which such executive officer is responsible. In light of these factors, the Board of Directors determined that the payment of discretionary bonuses to executive officers was not appropriate for the fiscal year ended December 31, 2005.

The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to stockholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

Submitted by the Audit Committee of the Board of Directors:

/s/ B.M. Milvain
B. M. Milvain

/s/ Steven Katz
Steven Katz

Batsheva Schreiber

Compensation Committee and Insider Participation

The current Board of Directors includes B. M. Milvain, who also serves as an executive officer of the Company. As a result, this director discusses and participates in deliberations of the Board of Directors on matters relating to the terms of executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Exchange Act, each of B.M. Milvain, Steven Katz, Batsheva Schreiber, Susan Baxter-Gibson and Stanford International Bank, Ltd. failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2005. Each of the reporting persons described above failed to timely file the initial statement of beneficial ownership on Form 3 and one statement of change of beneficial ownership on Form 4. Each reporting person has since filed the appropriate forms and is now current.

Communications with the Board of Directors

Stockholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Health Systems Solutions, Inc., 405 North Reo Street, Suite 300, Tampa, Florida 33609. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it or a summary of the correspondence to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the company that is addressed to the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the chair of the Audit Committee.

Executive Compensation

Summary Compensation Table

The following table shows, for the year ended December 31, 2003, December 2004 and December 31, 2005, the cash and other compensation paid to our President, Chief Executive Officer and each other executive officer whose annual compensation was $100,000 or more.

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Compensation (US$)	Restricted Stock Awards (US$)	Securities Underlying Options	All Other Compensation (US$)

B. M. Milvain, President and	2005	150,000	0	0	0	0	0
Chief Executive Officer	2004	150,000	0	0	$150.00(1)	75,000	0
	2003	150,000	0	0	0	0	0

Susan Baxter Gibson	2005	104,670	0	0	0	0	0
Chief Financial Officer (2)	2004	100,000	0	0	0	30,000	0
	2003	27,693	0	0	0	0	0

(1)
Effective July 6, 2004, we granted B. M. Milvain 75,000 shares of our common stock under a restricted stock agreement. If, on any date prior to June 1, 2010, we file audited financial statements with the SEC for a calendar year that sets forth both, $10,000,000 or more of revenues and $2,000,000 or more in operating income, Mr. Milvain shall receive these shares.

(2)	Appointed to serve as Chief Financial Officer effective September 23, 2003.

Stock Options Granted in 2005

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price(s) ($/Share)	Expiration Date

Brian M. Milvain	0	0	0	0
Susan Baxter Gibson	0	0	0	0

Aggregated Option Exercises in Last Fiscal Year-End Option Value Table

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Securities Underlying Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable

Brian M. Milvain	0	N/A	37,500/37,500	0/0
Susan Baxter Gibson	0	N/A	15,000/15,000	0/0

Long Term Incentive Plans - Awards in Last Fiscal Year

The following table summarizes long term incentive awards that were made during the twelve months ended December 31, 2005 to each of the executive officers identified in the summary compensation table above.

Name	Number Of Shares, Units or Other Rights (#)	Performance Or Other Period Until Maturation Or Payout	Threshold	Target	Maximum

Brian M. Milvain	0
Susan Baxter Gibson	0	-	-	-	-

As of June 1, 2006, a total of 397,000 stock options were issued leaving an unissued stock option balance of 103,000.

Director Compensation

Currently, all directors, other than our officers, receive an annual fee of $5,000. We do not pay fees for attending meetings to directors, although we will reimburse out of pocket expenses incurred by directors in attending Board and committee meetings. However, we are in the process of changing our director compensation, as more specifically described herein.

Employment and Consulting Agreements

We have no employment contracts with any of our officers or directors and maintain no retirement, fringe benefit or similar plans for the benefit of our officers or directors. We may, however, enter into employment contracts with our officers and key employees, adopt various benefit plans and begin paying compensation to our officers and directors as we deem appropriate to attract and retain the services of such persons.

Related Party Transactions

We have adopted a policy whereby all transactions between us and one or more of our affiliates must be approved in advance by a majority of our disinterested directors.

Transactions with Stanford

Stanford International Bank Ltd. (“Stanford”) is the owner of a majority of our issued and outstanding common stock and all of our issued and outstanding preferred stock.

On October 22, 2002, we consummated an agreement and plan of merger with PAL. Pursuant to the merger agreement, PAL was merged into our wholly-owned subsidiary, HQS. At the closing of the merger on October 24, 2002, the issued and outstanding units of PAL were surrendered in exchange for an aggregate of 1,071,429 shares of our common stock and the separate corporate existence of PAL terminated. An additional 237,399 shares were issued to Deluxe Investment Company as consideration for $474.80. Stanford, the majority interest holder of PAL, received 957,921 shares of the common stock issued pursuant to the merger agreement. On the closing date of the merger agreement, the existing directors and officers of the Company resigned and new officers and directors were designated in accordance with the merger agreement.

Pursuant to a securities purchase agreement dated October 22, 2002, Stanford made an aggregate cash investment of $2,200,000 into our company, in several tranches. For its aggregate investment, Stanford received 1,880,341 shares of Series A Preferred Stock (subject to anti-dilution provisions), convertible into 940,171 shares of our common stock and warrants to purchase an aggregate of 940,171 shares of common stock. Each share of Series A Preferred Stock had ten votes, voting together with our common stock on all matters submitted for a vote. Each warrant had an exercise price of $1.17 per share. The warrants were immediately exercisable and expire five years after their initial dates of issuance. Stanford assigned its rights to an aggregate of half of the warrants to several of its employees.

Pursuant to a securities purchase agreement dated April 30, 2003, Stanford made an aggregate investment of $2,000,000 into our company, in several branches. The investment was in the form of Series B Convertible Preferred Stock of our company, convertible into 6,250,000 shares of our common stock. The shares of Series B Preferred Stock were issued and sold in various branches on eight monthly closing dates, commencing on May 19, 2003.

As additional consideration under the April 30, 2003 securities purchase agreement, we agreed to reprice the exercise price of the 940,171 warrants previously issued to Stanford and its assignees pursuant to the securities purchase agreement dated October 15, 2002. Pursuant to an Instrument of Warrant Repricing, the exercise price of the warrants was reduced from $1.17 per share to $0.001 per share. The warrants were exercised on May 12, 2003 and the warrant holders received an aggregate of 940,171 shares of common stock.

On July 6, 2004, Stanford exercised its right to convert all of the outstanding Series A Preferred Stock and Series B Preferred Stock into shares of common stock.

We granted to Stanford and its affiliates certain registration rights under certain registration rights agreements with respect to the shares of common stock it owns and the shares of common stock underlying the Series A and Series B Preferred Stock. No later than December 31, 2004, we were required to file a Registration Statement under the Securities Act registering the re-sale of the shares of common stock owned and shares of common stock underlying the Series A and Series B preferred stock and warrants. Stanford has waived its registration rights.

On July 6, 2004, HQS entered into a $1,600,000 loan and security agreement with Stanford. Under this agreement, interest accrues at the rate of 8% per annum and principal matures and becomes payable three years from the date of the loan. The loan is secured by a security interest in all of our assets and HQS and a corporate guaranty that has been executed in favor of Stanford. As of September 30, 2004, Stanford had advanced us $900,000 (including $400,000 advanced on June 30, 2004 to satisfy a $400,000 assumed liability owed to the Internal Revenue Service by our predecessor).

As of March 15, 2005, we had borrowed $1,050,000 and the balance of $550,000 was available to us. Previously, certain draws under the loan and security agreement were subject to our achieving adjusted consolidated EBITDA; however, Stanford subsequently waived the requirement.

Additionally, as consideration for entering into the loan and security agreement, Stanford received warrants to purchase an aggregate of 720,000 shares of our common stock. The exercise price of the warrants is $0.001 per share and the warrants expire on June 30, 2009. Stanford has assigned warrants to purchase 360,000 shares to four of its employees pursuant to a warrant assignment agreement. We registered the shares of common stock underlying the warrants pursuant to a registration rights agreement. The warrants issued to the employees were exercised on August 12, 2004 and the warrants issued to Stanford were exercised on September 8, 2004.

On November 8, 2005, we entered into a Preferred Stock Purchase Agreement with Stanford pursuant to which Stanford purchased 725,000 shares of our Series C Convertible Preferred Stock at a price of $2.00 per share and received warrants to purchase 217,500 shares of common stock exercisable at $0.002 per share. The proceeds were used to satisfy in full the principal balance of our credit line with Stanford, which was terminated, and to provide an additional $200,000 in working capital for general corporate purposes through December 31, 2005. Stanford also agreed to purchase 200,000 additional shares of Preferred Stock and to receive, in connection therewith, an aggregate of 60,000 warrants, to the extent requested by us on two weeks notice. Each share of preferred stock is convertible into one half share of our common stock and is entitled to one half vote per share. Stanford has the right at any time within two years of the initial closing to purchase an additional 3,700,000 shares of preferred stock at $2.00 per share and to receive in connection therewith an aggregate of 1,110,000 warrants exercisable at $0.002 per share.

The exercise price of the warrants is $0.002 per share, and the warrants expire five years from the date of issuance. Stanford has assigned half of all warrants issuable under the Agreement, including 108,750 of the 217,500 warrants issued so far, to five of its employees pursuant to a warrant assignment agreement.

We are obligated to register the shares of common stock issuable upon conversion of the preferred stock or exercise of the warrants pursuant to a registration rights agreement within 90 days after the date of demand by the security holders. If we do not timely file a required registration statement, we must issue upon default and each month thereafter that the registration statement is not filed, warrants to purchase a number of shares of common stock equal to the number of shares of preferred stock sold.

Other Related Transactions

Provider Solutions Corp., one of our predecessor companies, engaged Steven Katz, currently one of our directors, for management advisory services on an arms-length basis. This arrangement was confirmed from September 2002 to March 31, 2003 by HQS, our wholly-owned subsidiary. Mr. Katz was paid a fee of $10,000 per month, plus expenses during the period that he provided these services.

Proposal 2

Approve Compensation Plan

Effective June 30, 2006, our Board of Directors unanimously voted to increase the compensation paid to the members of our Board. All directors, other than officers, will receive an annual fee of $10,000. Moreover, for the first year of service, each director will receive options to purchase 5,000 shares of common stock, and for each year after that, they will receive options to purchase 2,500 shares of common stock. Our stockholders holding a majority of our voting power approved this amendment, pursuant to a written consent dated June 1, 2006.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with reports that we previously filed with the SEC. Copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at www.sec.gov. We will also mail copies of our prior SEC reports to any stockholder upon written request.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ B.M. Milva
B. M. Milvain, President

Dated: November 22, 2006.